UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW, Suite 200 Roanoke, VA	24011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2024 Luna Innovations Incorporated (the “Company”) received a delinquency notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the delay in filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Notice provides that the Company has 60 calendar days from the date of the Notice, or until June 3, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. If Nasdaq accepts the plan, Nasdaq may grant the Company an exception of up to 180 calendar days from the due date of the Form 10-K, or until September 30, 2024, to regain compliance. The Company may be able to regain compliance with the Rule by filing the Form 10-K with the SEC (and any other reports required to be filed) before the end of any such exception period. If the Company fails to regain compliance prior to the expiration of any such exception period or if Nasdaq does not accept the plan of compliance, Nasdaq will issue a determination indicating that the Company is subject to delisting. If that occurs, the Company may request a hearing before a Hearing Panel to review the determination. However, there can be no assurance that Nasdaq will accept such plan or grant an exception period, that any hearing would be successful, or that the Company will be able to regain compliance within the deadline or any exception period that may be granted or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

Item 7.01 Regulation FD Disclosure.

On April 8, 2024, the Company issued a press release announcing the Company’s receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing..

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements relating to the Company’s SEC filings and the timing thereof, the potential submission of a plan to Nasdaq and the potential for Nasdaq to accept such plan or grant the Company an exception period or the success of any hearing process, and the Company’s ability to regain compliance with the Nasdaq continued listing standards. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and the timing thereof, the discovery of additional information, further delays in the Company’s financial reporting, including as a result of unanticipated factors, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities and the risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as subsequent filings with the SEC. The Company does not give any assurance that it will achieve its expectations. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated April 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated By: /s/ George Gomez-Quintero
George Gomez-Quintero Chief Financial Officer
Date: April 8, 2024